Exhibit 99.1 Energy Focus to Reschedule Q3 2016 Earnings Release and Conference Call; Reports Revenue within Guidance SOLON, Ohio, Nov. 3, 2016 -- Energy Focus, Inc. (NASDAQ:EFOI), a leader in LED lighting technologies, today announced that it will reschedule its 2016 third quarter earnings release and conference call from Thursday, November 3, 2016, to Monday, November 14, 2016, which is the deadline for filing its Quarterly Report on Form 10-Q, in order to allow for more time in finalizing its quarterly financial results. The Company is reviewing a recent development with a limited number of commercial end-users of the Company’s Intellitube® product who have experienced a product failure rate of 0.57%, which is higher than the Company’s historical non-Intellitube® commercial product failure rate of 0.19%. Based on the Company’s initial investigation it appears that product failures, which are not related to any health or safety matters, occur when the product is installed in a certain manner or with certain ballasts. Once fully investigated, the product failures will be covered through either replacement or repair under the Company’s standard warranty provisions for defects in materials and workmanship for a period of ten years from the date of purchase. Since its introduction in April 2015, the aggregate amount of the Company’s Intellitube® product sold as of September 30, 2016 is approximately $2.5 million. The total amount of this product sold to the end-users experiencing the notably higher failure rate is less than $600,000. No such increased product failure rates have been reported to the Company with respect to its military Intellitube® product or any other commercial products. The Company has commenced an in-depth review of this ongoing matter and is working with the end-users on a resolution, however, due to the limited time that the Company has had to review the matter, it has not yet been able to fully determine the root cause or assess the extent of the failures. Accordingly, the Company will continue investigating the product failures and assessing any probable or any estimable impact on the amount of its accrued warranty reserve and its results of operations as of September 30, 2016 prior to the filing of its Quarterly Report on Form 10-Q. As only limited information has been reviewed to date, it is possible that the number of incidents could increase. A significant failure rate or corresponding contingency could have a material adverse impact on the Company’s business, financial condition, and results of operations. The Company also reported that Net sales for the quarter are expected to be $8.3 million, consisting of $3.6 million in commercial sales, and $4.7 million in military sales, compared to $18.3 million in the prior year’s period, principally consisting of $3.3 million in commercial and $14.9 million in military sales.

The 2016 third quarter financial results are expected to be released before the commencement of trading on Monday, November 14, 2016 and management will then host a conference call at 11:00 AM Eastern Time to discuss the results with the investment community. The Company also intends to file its Quarterly Report on Form 10-Q on that date. Details for the conference call will be provided as soon as available. The call will additionally be broadcast live and archived for 90 days over the internet accessible in the Investors portion of the Company's corporate website, under “Events and Presentations” at http://investors.energyfocusinc.com/events.cfm. Forward-Looking Statements: Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, these statements can be identified by the use of words such as “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts and include statements regarding our current expectations concerning, among other things, our results of operations, financial condition, development capabilities, product performance and failure rate and warranty obligations. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and product developments may differ materially from statements made in or suggested by the forward-looking statements contained in this release. We believe that important factors that could cause our actual results to differ materially from forward-looking statements include, but are not limited to: our historical product warranty experience compared to actual experience over a longer period; additional failure reports received from customers; our ability to achieve satisfactory resolution of warranty claims; our ability to respond to new lighting technologies and market trends with safe, reliable, energy-efficient and effective products and to bring such products to market in a timely manner and at an appropriate price point; satisfactory and timely testing and completion of product certification requirements; our ability to protect our intellectual property rights and the impact of any type of legal claim or dispute; our ability to obtain critical components and finished products from third-party suppliers on acceptable terms with reliable functionality; and our ability to maintain effective internal controls and otherwise comply with our obligations as a public company. In light of the foregoing, we caution you not to place undue reliance on our forward-looking statements. Any forward-looking statement that we make in this release speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments. To learn more about Energy Focus, please call 1-800-327-7877 or visit www.energyfocus.com. About Energy Focus, Inc. Energy Focus, Inc. is a leading provider and innovator of energy efficient LED lighting products. As the creator of the only 100-percent flicker-free LED products on the market, Energy Focus products provide extensive energy savings, aesthetics, safety and health benefits over conventional and fluorescent lighting. As a longstanding partner with the US Government providing energy efficient LED lighting products to the U.S. Navy and the Military Sealift Command fleets, Energy Focus products go through rigorous testing in the most adverse conditions possible and still have a zero percent failure rate. In the commercial sphere, customers include national, state and local U.S. government agencies as well as Fortune 500 companies across education, healthcare, retail and manufacturing. Energy Focus is headquartered in Solon, Ohio, with additional sales offices in Washington, D.C., New York and Taiwan. ### Media Contact: Michael Miller Content Strategist Energy Focus, Inc. msmiller@energyfocusinc.com (440) 715-1300 Office (734) 945-6359 Cell Investor Contact: Darrow Associates, Inc. Peter Seltzberg pseltzberg@darrowir.com 516-419-9915 Source: Energy Focus, Inc.